Exhibit 99.4

RETROACTIVE DIRECTOR COMPENSATION

	P. Fredericks	Bruce Cox	J. Powers	R. White	R. Black
Retainer (quarterly, but prorated for length of service):	$7,500	$5,000 (2 months)	—	—	—
Board & Comm. Meetings:				—	—
4/21 — Board meeting	$500	—	—	—	—
4/24 — Board meeting	$500	$500	—	—	—
4/28 — Comp. Comm. meeting	$500	$500	—	—	—
5/26 — Comp. Comm. meeting	$500	$500	—	—	—
6/17 — Board meeting	$500	—	—	—	—
7/5 — Board Consent	$500	—	—	—	—
7/6 — Board Consent	$500	—	—	—	—
7/8 — Board Consent	$500	—	—	—	—
7/10 — Board Consent	$500	—	—	—	—
7/17 — Board Consent	$500	—	$500	—	—
7/20 — Board meeting	$500	—	$500	$500	$500
Comp. Comm. Chair (quarterly)	$2,500	—	—	—	—
Restricted Stock: (no retroactive grants)	—	—	—	—	—
Total:	$15,500	$6,500	$1,000	$500	$500